                                    Exhibit F


Directors, Executive Officers and Controlling Persons of FSBI:

         Jesse T. Correll                   Randall L. Attkisson
         Jill M. Martin                     Ward F. Correll
         David S. Downey                    Douglas P. Ditto
         John R. Ball                       Joseph E. Hafley
         James P. Rousey

Managers, Executive Officers and Controlling Person of FSF:

         Jesse T. Correll                   Randall L. Attkisson
         Jill M. Martin                     Christopher Coldiron
         Ward F. Correll                    David S. Downey
         Douglas P. Ditto                   John R. Ball
         James P. Rousey

         <F1>  Mr. Correll  also  owns  approximately 82% of the outstanding membership interests of FSF.


Managers and Controlling Persons of FSC:

         Jesse T. Correll
         Randall L  Attkisson


Members of First Southern Investments, L.L.C.

         John Ball                        Kathy Ball
         William R. Clark                 McKinley Dailey
         Kim Dailey                       Tommy J. Davis
         Joseph E. Hafley                 J. Paul Long, Jr.
         Jill Martin                      G. Louis Mason II
         James P. Rousey                  John R. Swaim
         Becky Taylor                     Becky Taylor Custodian for Matt Taylor
         Everett H. Taylor                Michael Taylor
         Margaret Taylor                  Robert M. Turok
         Dennis Vaught                    Barbara Young

Directors, Executive Officers and Controlling Persons of Cumberland Lake Shell,
Inc.:

         Ward F. Correll, Director and controlling shareholder
         Leah D. Taylor, President and Director
         Bridget Henry, Vice President and Director
         Melinda Stogsdill, Secretary and Director

Directors, Executive Officers and Controlling Persons of Dyscim Holding Co.,
Inc.:

         Jesse T. Correll, President, Director and controlling shareholder Allen Denney, Secretary and Director

General Partners of WCorrell, Limited Partnership:

         Jesse T. Correll, managing general partner
         Ward F. Correll, general partner

         All of the individuals identified above in this Exhibit are citizens of the United States and during the last five years, none of them (i) has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) nor (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         The following table shows the business address and principal occupation of the individuals identified above in this Exhibit:

Randall L. Attkisson    P. O. Box 328         Vice President, Treasurer
                        99 Lancaster Street   and Director of First
                        Standford, KY 40484   Southern Bancorp, Inc.
                                              (Bank holding company)

John Ball               P. O. Box 628         Regional CEO & Director,
                        27 Public Square      First Southern National Bank
                        Lancaster, KY 40444   (Bank)

Kathy Ball              3050 Rio Dosa Drive   Registered Nurse, Bryantsville
                        Lexington, KY 40509   Clinic (Health Care Facility)

William R. Clark        P. O. Box 628         Senior Vice President, First
                        27 Public Square      Southern National Bank
                        Lancaster, KY  40444  (Bank)

Christopher Coldiron    P. O. Box 328         Loan Officer and Vice President
                        99 Lancaster Street   of First Southern National Bank
                        Stanford, KY  40484   (Bank)

Jesse T. Correll        P.O. Box 328          President and Director
                        99 Lancaster Street   of First Southern Bancorp, Inc.
                        Stanford, KY 40484    (Bank holding company)

Ward F. Correll         P.O. Box 430          Controlling Shareholder,
                        150 Railroad Drive    Cumberland Lake Shell, Inc.
                        Somerset, KY 42502    (Gasoline wholesaler)

McKinley Dailey         P. O. Box 628         Loan Officer, First Southern
                        27 Public Square      National Bank (Bank)
                        Lancaster, KY 40444

Kim Dailey              937 Moberly Road      Teacher, Mercer County High
                        Harrodsburg, KY 40330 School (Public School)

Tommy J. Davis          P. O. Box 295         Community CEO, First Southern
                        102 West Main Street  National Bank (Bank)
                        Stanford, KY  40484

Allen Denney            345 North Highway 27  President, Adamas Diamond
                        Suite 4-A             Corporation (diamond jewelry
                        Somerset, KY  42501   manufacturer)

Douglas P Ditto         P.O. Box 295          Senior Vice President
                        102 West Main Street  of First Southern
                        Stanford, KY 40484    National Bank (Bank)

Joseph E. Hafley        P. O. Box 328         Chief Lending Officer, First
                        99 Lancaster Street   Southern Bancorp, Inc. (Bank
                        Stanford, KY  40484   Holding Company)

Bridget Henry           P.O. Box 430          Vice President, Director,
                        150 Railroad Drive    Cumberland Lake Shell, Inc.
                        Somerset, KY 42502    (gasoline wholesaler)

J. Paul Long, Jr.       P. O. Box 295         Loan Officer, First Southern
                        102 West Main Street  National Bank (Bank)
                        Stanford, KY  40484

Jill Martin             P. O. Box 328         Secretary,  First Southern
                        99 Lancaster Street   Bancorp, Inc. (Bank Holding
                        Stanford, KY  40484   Company)

G. Louis Mason II       P. O. Box 328         Technology Manager,  First
                        99 Lancaster Street   Southern Bancorp, Inc. (Bank
                        Stanford, KY  40484   Holding Company)

James P. Rousey         P. O. Box 430         Regional CEO & Director, First
                        204 Fairfield Drive   Southern National Bank
                        Nicholasville, KY  40356       (Bank)

Melinda Stogsdill       P.O. Box 430          Secretary, Director, Cumberland
                        150 Railroad Drive    Lake Shell, Inc. (gasoline
                        Somerset, KY  42502   wholesaler)

John R. Swaim           P. O. Box 430         City CEO, First Southern
                        204 Fairfield Drive   National Bank  (Bank)
                        Nicholasville, KY 40356

Becky Taylor            3060 Harrodsburg Road Vice President, First Southern
                        Lexington, KY 40503   National Bank (Bank)

Becky Taylor Custodian
for Matt                3060 Harrodsburg Road Vice President, First Southern
Taylor                  Lexington, KY40503    National Bank (Bank)

Everett H. Taylor       1490 New Circle Road,N.E.  Asst. Volvo Service Manager,
                        Lexington, KY 40509   Quantrell Cadillac (Car
                                                 Dealership)

Leah D. Taylor          P.O. Box 430          President, Director, Cumberland
                        150 Railroad Drive    Lake Shell, Inc. (gasoline
                        Somerset, KY  42502   wholesaler)

Michael Taylor          P. O. Box 328         Loan Officer, First Southern.
                        99 Lancaster Street   National Bank (Bank)
                        Stanford, KY  40484

Margaret Taylor         80 Lakeview Road      Homemaker
                        Stanford, KY  40484

Robert M. Turok         3060 Harrodsburg Road Executive Vice President, First
                        Lexington, KY 40503   Southern National Bank (Bank)

Dennis Vaught           P. O. Box 725         Senior Vice President,
                        894 Richmond Plaza    First Southern National Bank
                        Richmond, KY 40475    (Bank)

Barbara Young           P. O. Box 295         Executive Vice President, First
                        102 West Main Street  Southern National Bank  (Bank)
                        Stanford, KY  40484